UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 4, 2010, the Board of Directors of the Company approved amendments to Article III, Section 2 of the Company’s bylaws to change the vote standard for the election of directors in uncontested elections, effective with the annual meeting of stockholders in 2011, from a plurality to a majority of the votes cast. A majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against the director. The date for determining if an election is contested or uncontested is a date that is 14 days before the Company files its proxy statement, so that if an election is contested as of a date that is 14 days before the Company files its proxy statement, directors will be elected under the plurality vote standard.

In conjunction with the bylaw amendment, the Company amended its corporate governance guidelines (which can be accessed by clicking on the Investor Relations link on the Company’s homepage, http://www.amwater.com, or can be accessed directly at http://ir.amwater.com/governance.cfm) to require that prior to any meeting of stockholders for the election of directors (commencing with the 2011 annual meeting of stockholders), an incumbent director must submit a contingent resignation that becomes effective if the director fails to receive a sufficient number of votes for election and the Board of Directors accepts the resignation. Article III, Section 2 of the Company’s bylaws, as amended, provides that the Board will decide whether to accept such a resignation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

The summary of the bylaw amendment is qualified in its entirety by reference to Article III, Section 1 of the Amended and Restated Bylaws, attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2010	By:	/s/ Donald L. Correll
Donald L. Correll
President and Chief Executive Officer